EXHIBIT 10.2
RESTRICTED STOCK UNIT GRANTS CANCELLATION AGREEMENT

THIS RESTRICTED STOCK UNIT GRANTS CANCELLATION AGREEMENT (the “Agreement”) is entered into as of March 30, 2026 (the “Effective Date”), by and between Rocket Lab Corporation, a Delaware corporation (the “Company”), and Sir Peter Beck (the “Holder”).

RECITALS

WHEREAS, the Company previously granted Holder (i) 631,498 restricted stock units of the Company, on December 3, 2024 (the “First RSU Grant”) and (ii) 132,426 restricted stock units of the Company, on November 15, 2025 (the “Second RSU Grant” and collectively with the First RSU Grant, the “RSU Grants”), in each case pursuant to the Company’s 2021 Stock Option and Incentive Plan (as amended from time to time, the “Plan”) and the applicable restricted stock unit award agreements thereunder (collectively, the “RSU Agreements”), of which 276,281 restricted stock units from the First RSU Grant (the “Unvested Portion from the First RSU Grant”) and 115,874 restricted stock units from the Second RSU Grant (the “Unvested Portion from the Second RSU Grant” and collectively, with the “Unvested Portion from the First RSU Grant”, the “Unvested RSUs”) remain unvested and unsettled; and

WHEREAS, the Company and the Holder desire to cancel all of the Unvested RSUs.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Agreement to Cancellation of the Unvested RSUs. The Holder hereby (i) acknowledges that the Unvested RSUs have not vested or been settled; and (ii) agrees to and acknowledges that this Agreement hereby cancels the Unvested RSUs in their entirety. As of the Effective Date, the Unvested RSUs shall be null and void, and the Holder releases the Company from any and all liability thereunder and under the applicable RSU Agreements with respect to such Unvested RSUs. Furthermore, as of the Effective Date, the parties agree that the RSU Agreements shall be amended accordingly to reflect the cancellation of the Unvested RSUs.

2.Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of Delaware, without giving effect to conflict of laws principles thereof.

3.Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns.

4.Counterparts. This Agreement may be executed simultaneously in any number of counterparts (telecopied or otherwise), each of which when so executed and delivered shall be taken to be an original but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

COMPANY:

ROCKET LAB CORPORATION

By: /s/ Arjun Kampani
Name: Arjun Kampan
Title: SVP, General Counsel

HOLDER:

/s/ Peter Beck
Sir Peter Beck

ADDRESS OF HOLDER

c/o Rocket Lab Corporation
3881 McGowen Street
Long Beach, California 90808

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